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                                                                  EXHIBIT 10.6.4

                           OVERHEAD SERVICE AGREEMENT


THIS AGREEMENT ("Agreement") entered into between Rushmore Capital Corporation, a Texas Corporation, and Rushmore Investment Advisors, Inc. , a Texas Corporation, as follows:

WITNESSETH:

WHEREAS, Rushmore Investment Advisors, Inc. has requested and Rushmore Capital Corporation has agreed to make available certain facilities and provide for performance of certain services for Rushmore Investment Advisors, Inc. for consideration upon the terms and conditions herein set forth:

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. agree as follows:

1. PERSONAL PROPERTY. At all times during the term of this Agreement, Rushmore Capital Corporation agrees to provide and make available for use by Rushmore Investment Advisors, Inc. at the leased premises referred to in Section 3 hereof those certain desks, tables, chairs, typewriters, copying machines, dictating machines, and all other items of personal property required to conduct business on a daily basis (herein collectively called "Personal Property") Rushmore Capital Corporation agrees to undertake to perform and bear all costs relating to periodic maintenance and repairs for Personal Property in order that same shall at all times be in good operating condition and repair and suitable and adequate for the purpose intended. Rushmore Investment Advisors, Inc. agrees to utilize the Personal Property in the proper manner and for the purpose intended, and promptly to notify Rushmore Capital Corporation of any defect or malfunction in which event Rushmore Capital Corporation agrees promptly to undertake to provide and diligently pursue effecting any needed repairs or replacement of the Personal Property.

2. STAFF. At all times during the term of this Agreement, Rushmore Capital Corporation shall provide Rushmore Investment Advisors, Inc. personnel to perform services as receptionists, telephone answering, stenographic, secretarial, accounting and bookkeeping and such other support services as customarily are required in the conduct of investment business by Rushmore Investment Advisors, Inc. may require.
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3.  OFFICE SPACE.  At all times during the term of this Agreement, Rushmore
Capital Corporation shall make available to Rushmore Investment Advisors, Inc. by means of assignment, subletting or such other means as Rushmore Capital Corporation shall select, the leased premises commonly designated as ("Premises") such utilization by Rushmore Investment Advisors, Inc. to be upon and subject to the terms and conditions set forth in that certain Lease Agreement executed ("Lease") between Rushmore Capital Corporation and the therein stated Landlord, EXCEPT ONLY as such terms and conditions may be altered or amended by the terms and conditions of this Agreement. Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. further agree as follows:

     a. Rushmore Capital Corporation agrees to be solely responsible for obligations of the lessee as set forth in the Lease with regard to repairs and maintenance of the Premises as may be necessary at any time or from time to time during the term of this Agreement, except only for any such repairs which may be due to the negligence or willful misconduct of Rushmore Investment Advisors, Inc. or any of its partners, employees or agents.

     b. Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. acknowledge and agree that, if required by the Lease, Rushmore Capital Corporation's making the Premises available to Rushmore Investment Advisors, Inc. as herein set forth shall be subject to, and require consent and approval of Landlord, and Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. covenant and agree promptly to request and to use their best efforts to obtain such consent (provided, however that such consent shall not be subject to any conditions or limitations imposed by Landlord not acceptable to Rushmore Capital Corporation or Rushmore Investment Advisors, Inc.).

4. GENERAL AND ADMINISTRATIVE EXPENSES: Commencing on February, 1, 1996, Rushmore Capital Corporation shall incur the following general and administrative expenses for the benefit of Rushmore Investment Advisors, Inc.

    Rent
    Payroll
    Office Supplies
    Equipment and Servicing and Maintenance
    Postage
    Depreciation on Furniture, Equipment & Capital Leases
    Office Utilities
    Other Miscellaneous Expenses

5. TERM: This Agreement shall be for a term of one year commencing on the effective date hereof and shall thereafter be automatically renew on a year-to-year basis unless and until terminated by Rushmore Capital Corporation or Rushmore Investment
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Advisors, Inc. on written notice given not less than thirty (30) days prior to expiration of an annual term hereof.

6. COMPENSATION: Rushmore Investment Advisors, Inc. agrees to pay to Rushmore Capital Corporation as mutually agreed, in December of each year, for the use of the Personal Property, services provided, general and administrative expenses incurred, and for the use and occupancy of the Premises, pursuant to Sections 1, 2, 3, and 4 as an overhead reimbursement expense. This amount may be increased to reflect Rushmore Capital Corporation's pro-rata share of all escalations in such rental or of the pass-through by Landlord of increases in utility costs, taxes, and like, all determined as provided in the Lease. Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. may re-determine giving due consideration to any expansion or adjustment of the service or any change in the Personal Property provided hereunder and to Rushmore Capital Corporation's actual experience in fulfilling its obligations hereunder. This payment shall, unless otherwise expressly stated, be made in cash on the last day of December in each calendar year during the term of this Agreement. All past-due sums shall bear interest at 10% (ten percent) from due date until paid.

7. NOTICES: Any notices permitted or required under the terms of this Agreement shall be in writing and shall be deemed duly given if personally delivered or mailed, United States Mail, first class, certified or registered, return receipt requested, postage prepaid, addressed to their parties at their address as any party may hereafter communicate to the other by notice as hereafter communicate to the other by notice as herein provided.

8. MISCELLANEOUS: This represents the entire agreement between Rushmore Capital Corporation and Rushmore Investment Advisors, Inc. regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except by an instrument in writing executed by the party against whom any such amendment or modification is sought to be enforced. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.


WITNESS THE EXECUTION of this Agreement March 19, 1996 and EFFECTIVE FOR ALL PURPOSES AS OF February 1, 1996.


Rushmore Investment Advisors, Inc.              Rushmore Capital Corporation

by: /s/ F.E. Mowrey                             by: /s/ D. M. Moore, Jr.
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         President                                         President